                                                                    EXHIBIT 99.1




                                        Audited Financial Statements
                                       and Other Financial Information

                                     Robbins & Myers, Inc. Savings Plan
                                             for Union Employees

                                   Years ended December 31, 1996 and 1995
                                     with Report of Independent Auditors

[Ernst & Young LLP Letterhead]

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying financial statements and of the Robbins & Myers, Inc. Savings Plan for Union Employees (the Plan), as of December 31, 1996 and 1995 and for the years then ended as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1996 and 1995 and the changes in its assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment for the year ending December 31, 1996, and transactions or series of transactions in excess of 5 percent of the current value of plan assets for the year ending December 31, 1996 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                  Ernst & Young LLP

May 16, 1997

Robbins & Myers, Inc.
Savings Plan for Union Employees

Statement of Changes in Assets Available for Plan Benefits

Year ended December 31, 1996



                       Robbins & Myers, Inc. Savings Plan
                               for Union Employees

                Statements of Assets Available for Plan Benefits


                                                                DECEMBER 31
                                                             1996        1995
                                                         ----------------------
    Assets
    Investments at fair value:
     Robbins & Myers Inc. Common Stock                      $77,458          $0
     VMMR Prime Portfolio                                   236,996     195,986
     Vanguard Wellington Fund                             1,039,604     664,408
     Vanguard Windsor II                                    713,298     355,643
     Vanguard Index Small Capitalization Portfolio          226,348     104,405
     Vanguard Investment Contract Trust                   1,123,121     894,191
                                                         ----------------------
    Total investments                                     3,416,825   2,214,633

    Contributions receivable:
     Employee                                                68,946      47,007
     Employer                                                18,074      16,580
                                                         ----------------------
    Assets available for plan benefits                   $3,503,845  $2,278,220
                                                         ======================
    See accompanying notes.


                                                  Robbins & Myers, Inc.
                                            Savings Plan for Union Employees

                               Statement of Changes in Assets Available for Plan Benefits

                                              Year ended December 31, 1996


                                           ROBBINS &                                   VANGUARD     VANGUARD
                                          MYERS, INC.   VMMR     VANGUARD   VANGUARD  INDEX SMALL  INVESTMENT
                                            COMMON      PRIME   WELLINGTON  WINDSOR  CAPITALIZATION CONTRACT
                                             STOCK    PORTFOLIO    FUND        II      PORTFOLIO     TRUST      TOTAL
                                             --------------------------------------------------------------------------
    ADDITIONS
    Employee contributions                   $70,605    $69,257   $235,547  $225,781      $95,085   $243,058   $939,333
    Employer contributions                         -     20,813     64,349    49,500       20,228     84,892    239,782
    Dividends and interest                       210     11,234     77,101    47,415       17,267     60,390    213,617
    Transfers in                                 584          -      8,669     7,333        5,915          -     22,501
                                             --------------------------------------------------------------------------
    Total additions                           71,399    101,304    385,666   330,029      138,495    388,340  1,415,233

    DEDUCTIONS
    Withdrawals                                  410     39,661     59,936    32,610       22,623    160,193    315,433
    Transfers out                                  -     20,756          -         -            -      1,745     22,501
                                             --------------------------------------------------------------------------
    Total deductions                             410     60,417     59,936    32,610       22,623    161,938    337,934

    Unrealized and realized appreciation
      in fair value of investments            11,895          -     55,933    70,197       10,301          -    148,326
                                             --------------------------------------------------------------------------
    Net additions                             82,884     40,887    381,663   367,616      126,173    226,402  1,225,625

    Assets available for plan benefits
      at beginning of year                         -    202,011    680,581   365,875      108,399    921,354  2,278,220
    Assets available for plan benefits       --------------------------------------------------------------------------
      at end of year                         $82,884   $242,898 $1,062,244  $733,491     $234,572 $1,147,756 $3,503,845
                                             ==========================================================================

See accompanying notes.

                                            Robbins & Myers, Inc.
                                      Savings Plan for Union Employees

                         Statement of Changes in Assets Available for Plan Benefits

                                        Year ended December 31, 1995


                                                                              Vanguard      Putnam
                                              VMMR     Vanguard   Vanguard   Index Small  Investment
                                             Prime    Wellington   Windsor  Capitalization Contract
                                            Portfolio    Fund        II       Portfolio     Trust      Total
                                           ----------------------------------------------------------------
    ADDITIONS
    Employee contributions                 $47,856   $128,823    $81,823      $33,609   $212,760   $504,871
    Employer contributions                  16,626     43,268     27,932       10,279     73,731    171,836
    Dividends and interest                   9,717     30,556     19,417        3,679     46,628    109,997
    Transfers in                                 -        270      8,650          539         28      9,487
                                           -----------------------------------------------------------------
    Total additions                         74,199    202,917    137,822       48,106    333,147    796,191

    DEDUCTIONS
    Withdrawals                             30,029     51,087     24,291       16,724    114,221    236,352
    Transfers out                                -        290         28            -      9,169      9,487
                                           -----------------------------------------------------------------
    Total deductions                        30,029     51,377     24,319       16,724    123,390    245,839

    Unrealized and realized appreciation
     in fair value of investments                -    116,524     64,515       15,546          -    196,585
                                           -----------------------------------------------------------------
    Net additions                           44,170    268,064    178,018       46,928    209,757    746,937

    Assets available for plan benefits
     at beginning of year                  157,841    412,517    187,857       61,471    711,597  1,531,283
    Assets available for plan benefits     -----------------------------------------------------------------
     at end of year                       $202,011   $680,581   $365,875     $108,399   $921,354 $2,278,220
                                           ================================================================
    See accompanying notes.

4

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 1996



1. DESCRIPTION OF THE PLAN

The Robbins & Myers, Inc. Savings Plan for Union Employees of Pfaudler was amended on January 1, 1996 to cover both the employees of Pfaudler, Inc. and Chemineer, Inc. and the name of the plan was changed to the Robbins & Myers, Inc. Savings Plan for Union Employees (the Plan).

The Plan is a defined contribution plan which covers hourly employees of Pfaudler, Inc. and Chemineer, Inc. who are covered by a collective bargaining agreement at their United States operations.

Each year, participants can make pretax and/or after-tax basic contributions up to a maximum of either 6 percent (Chemineer) or 12 percent (Pfaudler) of annual compensation as defined in the Plan. For Pfaudler employees, the plan sponsor contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. The plan sponsor does not make any matching contributions for employees of Chemineer.

Participants are immediately vested in their contributions, as well as any of Robbins & Myers, Inc.'s (the Company's) matching contribution and any earnings on these contributions. Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company. Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. All assets of the Plan are held by the trustee.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the Vanguard Investment Contract Fund are valued at their contract values which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized appreciation and depreciation on securities represent the difference between fair value at the beginning of the period and the end of the period.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of changes in net assets during the reporting period. Actual results could differ from those estimates.

3. INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)


4. INVESTMENTS

The fair value of individual investments that represent 5 percent of more of Plan's fair value of net assets available for plan benefits is as follows:

                                                                    DECEMBER 31,
                                                               1996              1995
                                                        -------------------------------------

VMMR Prime Portfolio                                         $   236,996         $195,986
Vanguard Wellington Fund                                       1,039,604          664,408
Vanguard Windsor II                                              713,298          355,643
Vanguard Investment Contract Trust                             1,123,121          894,191
Vanguard Index Small Capitalization Portfolio                    226,348                -


5. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1996, the Plan held 3,098 shares of Robbins & Myers, Inc. common stock in a company stock fund. All of these shares were purchased during 1996 at a total cost of $65,619.

                           Other Financial Information

                       Robbins & Myers, Inc. Savings Plan
                             for Union Employees

                     Schedule of Assets Held for Investment

                                December 31, 1996


                                          Shares/                 Current
    Description of Investment              Units        Cost       Value
    --------------------------------------------------------------------

    Robbins & Myers, Inc.
     Common Stock                            3,098   $   65,619 $   77,458
    VMMR Prime Portfolio                   236,996      236,996    236,996
    Vanguard Wellington                     39,756      986,662  1,039,604
    Vanguard Windsor II                     29,933      648,073    713,298
    Vanguard Index Small Capitalization
     Portfolio                              11,189      217,550    226,348
    Vanguard Investment Contract Trust   1,123,121    1,123,121  1,123,121
                                                      --------------------
                                                     $3,278,021 $3,416,825
                                                     =====================




                                                 Robbins & Myers, Inc. Savings Plan
                                                        for Union Employees

                  Transactions or Series of Transactions in Excess of 5 Percent of the Current Value of Plan Assets

                                                For the year ended December 31, 1996


                                           DESCRIPTION              NUMBER              NUMBER
    IDENTITY OF                                 OF                    OF    PURCHASE      OF   SELLING HISTORICAL CURRENT  NET GAIN
    PARTY INVOLVED                            ASSETS              PURCHASES   PRICE     SALES    PRICE    COST     VALUE    (LOSS)
------------------------------------------------------------------------------------------------------------------------------------

    CATEGORY (III)-A SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS

    Vanguard Wellington Fund            Participating Units           25    $387,526      54   $68,264   $65,273  $68,264    $2,991

    Vanguard Windsor II                 Participating Units           28     391,922      42   104,464    99,492  104,464     4,972

    Vanguard Investment
     Contract Trust                     Participating Units           48     467,406      55   238,769   238,769  238,769         -

    VMMR Prime Portfolio                Participating Units           36     101,369      40    60,417    60,417   60,417         -

    Vanguard Index Small
     Capitalization Portfolio           Participating Units           20     134,737      31    21,920    20,417   21,920     1,503

    There were no category (i), (ii), or (iv) reportable transactions for the year.


9